                                                                  EXHIBIT (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 (Registration Nos. 333-43264 and 811-08561) of our report dated April 6, 2004 relating to the financial statements of American General Life Insurance Company Separate Account VL-R and our report dated April 14, 2004 relating to the consolidated financial statements of American General Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Houston, Texas
December 2, 2004